UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2026

Bristow Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700,	Houston,	Texas	77042
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(713)	267-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VTOL	NYSE

Item 1.01	Entry into a Material Definitive Agreement.
On June 23, 2026, Bristow Group Inc., a Delaware corporation (“Bristow” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berry Aviation, Inc., a Texas corporation (“Berry Aviation”), Berry Acquisition, LLC, a Delaware limited liability company (“Berry Acquisition” and, together with Berry Aviation, “Berry”), and Starlift Merger Sub LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which the Company will acquire Berry for $105 million in cash, subject to adjustment for working capital, cash, indebtedness and transaction expenses as set forth in the Merger Agreement. Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Berry Acquisition, with Berry Acquisition surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). Berry Acquisition owns all of the issued and outstanding shares of capital stock of Berry Aviation.
The Merger Agreement contains customary representations and warranties made by each of the parties. The Company has obtained on a conditional basis a representation and warranty insurance policy, under which the issuer of such policy will insure the Company and its affiliates against certain claims, damages or other losses arising from breaches by Berry of its representations and warranties in the Merger Agreement, subject to certain limitations and exclusions and other customary terms and conditions therein.
The Merger Agreement and the Merger have been unanimously approved by the board of directors of the Company and the board of managers of Berry Acquisition. The closing of the transactions is subject to the satisfaction of certain customary closing conditions and is expected to occur in the second half of 2026.
The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Item 7.01	Regulation FD Disclosure.
On June 23, 2026, the Company issued a press release announcing the transaction and posted a slide presentation regarding the transaction to its website at www.bristowgroup.com. A copy of the press release and the slide presentation is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.
The information furnished pursuant to Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements
The statements in this Current Report on Form 8-K that are not historical statements, including statements regarding the expected timing of closing of the proposed transaction, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond Bristow’s control. Actual results could differ materially, based on factors including, but not limited to: the timing to consummate the proposed transaction; the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise does not occur; the diversion of management’s time on transaction-related issues; the ultimate timing, outcome and results of integrating Berry’s operations and the ultimate outcome of Bristow’s operating efficiencies applied to Berry’s services; the effects of the proposed transaction, including Bristow’s future financial condition, results of operations, strategy and plans; expected synergies and other benefits from the proposed transaction and the ability of Bristow to realize such synergies and other benefits; and other risks and uncertainties described in Bristow’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026, Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which was filed with the SEC on May 6, 2026, recent Current Reports on Form 8-K filed by Bristow, and other SEC filings. These filings also discuss some of the important risk factors that may affect Bristow’s business, results of operations and financial condition. Bristow undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description of Exhibits
2.1	Agreement and Plan of Merger*
99.1	Press Release of Bristow Group Inc.
99.2	Presentation Slides
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* The Agreement and Plan of Merger filed as Exhibit 2.1 omits the exhibits and disclosure schedules. The Company agrees to furnish on a supplemental basis a copy of the omitted exhibits and schedules to the SEC upon request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: June 26, 2026	By:	/s/ Anne Burguieres Rappold
Anne Burguieres Rappold Chief Legal Officer and Corporate Secretary